Exhibit 10.5

ep4).51$1

FIRST AMENDMENT TO
SECURED CONVERTIBLE PROMISSORY NOTE

This First Amendment to Secured Convertible Promissory Note ("First Amendment") is entered into as of the 19th day of January, 2011 by X-Factor Communications, LLC as maker ("Maker") and the New Jersey Economic Development Authority as lender ("Authority").

WHEREAS, Maker executed and delivered to Authority that certain Secured Convertible Promissory Note, dated July 31, 2009 (the "Original Note") payable to the order of the Authority in the original principal amount of $500,000 ("Original Principal Amount"), which amount evidences a loan in such amount made by the Authority to Maker (the "Loan").

,WHEREAS, in order to provide cash flow relief to Maker, Maker requested and Authority agreed to grant a 6-month interest-only payment period and restructure repayment of the Original Note beginning December 1, 2010. In exchange for such consent, Maker shall make a past due loan payment of 511,70192. After such payment is made, the outstanding principal amount of the Original Note will be $468,749.99 ("Outstanding Principal Amount").

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Authority and Maker hereby agree as follows:

1. Section 2 "Interest" of the Original Note, sub-section (a) of this Note is deleted in its entirety and replaced with:

"a)This Note will pay a fixed rate of interest of six percent (6%) per annum. Interest payments will be calculated on an actual days elapsed over a 360 day year and will be payable monthly in arrears. Interest-only payments shall be due and payable commencing on September 1, 2009 and ending on August 1, 2010. Thereafter, principal plus interest payments payable monthly commencing on September 1, 2010 and ending on November 1, 2010, followed by interest-only payments commencing on December 1, 2010 and ending on May 1, 2011. Thereafter, the Outstanding Principal Amount is due and payable in thirty-nine (39) monthly installments of principal plus interest commencing on June 1, 2011 and ending on, if not sooner paid as provided herein, on August 1, 2014. On the Maturity Date specified on the cover page, the entire outstanding principal balance of the Note and all accrued and unpaid interest thereon will be immediately due and payable."

2. All capitalized terms not otherwise defined herein shall have their respective meanings ascribed to them in the Original Note.

3. Except as otherwise provided in this First Amendment, all of the terms, covenants and conditions of the Original Note shall remain in full force and effect.

4. All references to the term "Note" and "Transaction Documents" in the Original Note and the other Transaction Documents shall be deemed to refer to the Original Note, as modified by this First Amendment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Maker has caused this First Amendment to be executed on its behalf by one of its officers thereunto duly authorized.

X-FACTOR COMMUNICATIONS, LLC
B:

CID 510V

Accepted and Agreed:
NEW JERSEY ECONOMIC DEVLEOPMENT AUTHORITY

Date	By:
Teri Dunlop
Director-Closing Services

IN WITNESS WHEREOF, the Maker has caused this First Amendment to be executed on its behalf by one of its officers thereunto duly authorized.

WITNESS:	X-FACTOR COMMUNICATIONS, LLC

By:
Charles Saracino
President and CEO

Accepted and Agreed:
NEW JERSEY ECONOMIC DEVLEOPMENT AUTHORITY

Teri Dunlop
Director-Closing Services